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			PROMISSORY NOTE

$30,000,000.00           Midland, Texas              July 1, 1996

     FOR VALUE RECEIVED, the undersigned PARALLEL PETROLEUM CORPORATION, a Delaware corporation (referred to herein as "Borrower"), hereby unconditionally promises to pay to the order of BANK ONE, TEXAS, N.A., a national banking association ("Lender"), at 2301 West Wall Street, Midland County, Midland, Texas 79701, or such other address as Lender shall designate in writing to Borrower, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), or if less, so much thereof as may be advanced pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America, together with interest from the date hereof until paid at the rates specified in the Loan Agreement.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Loan Agreement.

     This Note is executed pursuant to that certain Loan Agreement dated of even date herewith between Borrower and Lender (herein, as from time to time amended, modified or restated, called the "Loan Agreement"), and is the Note referred to therein. All capitalized terms used but not specifically defined herein shall have the meanings ascribed thereto in the Loan Agreement. Reference is made to the Loan Agreement and the other Loan Papers for a statement of the prepayment rights and obligations of Borrower, a description of the properties mortgaged and assigned as security, the nature and extent of such security and the rights of the parties under the Loan Papers in respect to such security, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Loan Agreement or the other Loan Papers, the holder hereof shall have all rights and remedies of the Lender under the Loan Agreement and the other Loan Papers.

     Nothing contained in this Note, the Loan Agreement, any other Loan Paper or in any other agreement or undertaking relating hereto or to the Obligation shall be construed to obligate Borrower, under any circumstances whatsoever, to pay interest at a rate in excess of the Highest Lawful Rate. All sums paid under the Loan Agreement or under this Note that are deemed to be interest shall be spread and prorated over the entire period for which this Note is outstanding. In the event that any sums received hereunder or under the Loan Agreement from Borrower are at any time under applicable law deemed or held to provide a rate of interest in excess of the Highest Lawful Rate, the effective rate of interest on the Obligation shall be deemed reduced to and shall be the Highest Lawful Rate, and Borrower and any other parties hereby agree to accept as their sole remedy under such circumstances either the

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return of any sums of interest that may have been collected in excess of the Highest Lawful Rate or the application of these sums as a credit against the unpaid principal amount of this Note, whichever remedy may be elected by Lender. In addition, in the event that the maturity of this Note is accelerated by reason of the election by Lender hereunder or under the Loan Agreement, then earned interest may never include more than the amount calculated pursuant to the Highest Lawful Rate, and if unearned interest is provided for in this Note or the other Loan Papers, Borrower and any other parties liable on said documents hereby agree to accept as their sole remedy under such circumstances either (a) the cancellation of said unearned interest, or (b) if theretofore paid, either the return to Borrower or the crediting of said unearned interest on the principal amount due under this Note or other documents, whichever action may be elected by Lender. To the extent the Highest Lawful Rate is determined by reference to the laws of the State of Texas, same shall be the indicated (weekly) rate ceiling as defined in Article 5069-1.04, Texas Revised Civil Statutes, provided that Lender may, by notice to Borrower, elect such other reference as is allowed by said statute.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of acceleration or the intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas, except that Tex. Rev. Civ. Stat. Ann. art. 5069, Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Note.

     This Note is given, to the extent of $15,068,621.09, in renewal and rearrangement, but not in extinguishment or novation, of the unpaid principal balance of the certain promissory note dated June 12, 1996, in


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the original principal amount of $25,000,000, executed by Borrower and payable to the order of NationsBank of Texas, N.A., which note has been assigned to Lender.

     THIS WRITTEN NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED this 1st day of July, 1996.

			      BORROWER:

				   PARALLEL PETROLEUM CORPORATION,
				     a Delaware corporation


				   By:/s/ Thomas R. Cambridge
				      ---------------------------
					  Thomas R. Cambridge
					 Chairman of the Board

				   By:/s/ Larry C. Oldham
				      ---------------------------
					    Larry C. Oldham
					    President